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                                                                EXHIBIT 10.4(b)
                        LIGHTHOUSE PUBLISHING GROUP, INC.
                              PUBLISHING AGREEMENT

         This AGREEMENT hereby replaces in whole the Agreement entitled "Lighthouse Publishing Group, Inc. Publishing Agreement" dated January 1, 1997, between Wade Cook Seminars and Lighthouse Publishing Group, Inc.

         This AGREEMENT is effective the 1st day of January 1997 , between Wade
B. Cook of Seattle, Washington (hereinafter called the Author) and Lighthouse Publishing Group, Inc. , whose principal place of business is at 14675 Interurban Avenue South, Seattle, Washington, 98168-4664, (hereinafter called the Publisher).

I.   GRANT OF RIGHTS               The Author hereby grants, assigns, and
                            transfers to the Publisher the following exclusive rights and privileges to and in connection with a Work, presently entitled Stock Market Miracles which Work is a book.



                                   A. The sole and exclusive book publication
                            rights in the United States, its territories, dependencies, and possessions, the Republic of the Philippines, and Canada, and the right to sell copies of the Work in the open market throughout the world.

                                   B. The sole and exclusive subsidiary
                            publication and performance rights set forth in
                            Article VIIA below. These subsidiary publication and performance rights are granted to the Publisher for the United States, its territories, dependencies, and possessions, the Republic of the Philippines, and Canada, and include the right to authorize others to exercise in any foreign country any of the rights granted to the Publisher.

II. COPYRIGHT                      It is understood and greed that the copyright
                            shall be secured by the Publisher in the name of the book and the Publisher is hereby authorized to take all steps required to secure such copyright in the United States of America. The Publisher agrees to print an appropriate copyright notice in each and every copy of the published work and to require all parties to whom it grants licenses in connection with the work to do the same. The party in whose name copyright is registered shall hold for the benefit of the other such rights as the equities hereby created may prescribe. Unless it specifically agrees to do so in writing, the Publisher shall not be responsible for securing any copyright outside the United States of America.

III. MANUSCRIPT                    The Author agrees to deliver to the Publisher
                            not later than January 31 , 1997 three finally revised copies of the manuscript, approximately 70,000 words in length, satisfactory in form, style, and content and acceptable to the Publisher in its sole judgment and discretion.



    FORM OF                        A. Unless otherwise agreed in writing, the
    MANUSCRIPT              Author shall furnish promptly and free of charge to
                            the Publisher, complete and ready for reproduction, all drawings, maps, photographs, charts and designs which are a part of or necessary to the text. If the Author fails to supply any necessary drawings, maps, photographs, charts and designs in satisfactory form and within the specified time, the Publishers shall have the right to have them made and the charges and expenses of making them shall be paid for by the Author.

                                   B. The Publisher may, at his discretion,
                            cause an index to be made of the work and charge the cost thereof against any sums due the Author hereunder.


    AUTHOR                         C. The provisions as to satisfaction and
    COMPLIANCE              acceptability to the Publisher and time of delivery
                            of such copy are material terms of this agreement and upon the Author's failure to comply with any of such provisions, the Publisher may at its option by written notice to the Author terminate this agreement, whereupon the Author shall return to the Publisher all amounts which it may have advance to him. In such event, if the manuscript should be completed subsequently, the Author shall nevertheless be obligated to offer the same to the Publisher, which at its option, shall have the right to publish the same upon the terms of the agreement.



    CORRECTIONS                    D. If the Publisher is directed by the Author
                            to make alterations in any proofs from final copy


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                            as delivered, which shall cost more than ten percent
                            of the cost of composition of the Work, the Author agrees to pay said excess. The Author shall pay in full for any corrections in the plates which he requires or which are necessary for the correction of actual errors after the plates have been made in conformity with the last proof as corrected by the Author. The Publisher shall upon request keep the Author informed of such excess charges.

    SUBSEQUENT                     E. When the Publisher considers it necessary,
    REVISIONS               it shall have the right in its sole discretion to
                            call upon the Author to revise the Work, and the Author shall make such revisions. The provisions of this agreement shall apply to revision of the Work by the Author as though any such revision were the original Work being published for the first time, except that the manuscript of the revised Work shall be delivered in final form by the Author to the Publisher within a reasonable amount of time;
                            further, no initial payment shall be made in connection with such revision. Should the Author not provide the revision within a reasonable time, or should the Author be deceased, the Publisher may have the revision done and charge the cost of such revision against royalties due or that may become due the Author, and may display in the revised Work, and in advertising, the name of the person or persons who revised the Work.

    RETYPING                       F. If in the opinion of the publisher it is
                            considered expedient to have the manuscript retyped in as many copies as shall be necessary, the cost of such retyping shall be borne by the Author.



    PUBLISHER'S                    G. The Publisher shall be free to prepare the
    DETERMINATION           manuscript of the Work for the printer in such
                            manner as shall be consistent with their publishing house style. All details as to the manner of publication, distribution and advertising, including the format and price of the Work in its manufactured form and the number and distribution of free copies, shall be left to the sole discretion of the Publisher.

                                   H. The Publisher will use the same care in
                            protecting the manuscript and other material supplied to it hereunder as is its customary practice in protecting similar material in its possession, but it shall not be liable for damages, if any, resulting from the loss or destruction of such materials or any part thereof.

IV. ADVANCE                        The Publisher will pay to the Author as an
                            advance payment against all monies accruing to the Author under this agreement the sum of: None

V. ROYALTIES                A. The Publisher shall pay to the Author the
                            following royalties on regular net sales, other than sales falling within (B) through (F) below on the Retail selling price of each copy sold: 10% on all copies sold.


    LIMITED REPRINT                B. The Publisher shall pay the Author one
    EDITION half of the stipulated royalty, as stated above, on all copies sold from a reprinting of 3,500 copies or less, made after one year from the date of the first publication, this reduced royalty being provided by reason of the increased cost of manufacturing of small reprintings, to enable the Publisher to keep the Work in print and circulation as long as possible.

    SALE OF                        C. Where sheets are sold, except as a
    SHEETS remainder, the percentage of royalty shall be the same as for bound books and shall be calculated on the net amount received by the Publisher.





    FREE COPIES                     D. No royalties shall be paid on copies
                             furnished gratis to the Author, or for review, advertising, samples or like purposes.

    EXCERPTS                        E. The Author grants sole and exclusive
    PERMISSIONS              rights to the Publisher in the exercise of its
                             discretion, to grant permission to publish extracts from the Work, whether or not a fee shall be collected on the Work for such use, the Publisher warranting to make no gratuitous grants of permissions, except as shall, in its estimate, advance the sale of the Work or enhance the public esteem of the Author; the Publisher shall pay to the Author one half of all sums of money received as compensation for such grants of permission to reprint extracts.


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                                   The Publisher is authorized to permit
                            publication of the Work in Braille, or
                            photographing, recording and/or microfilming the Work for the physically handicapped without payment of fees and without compensation to the Author, providing no compensation is received by the Publisher. In case a compensation is received, the Publisher shall pay the Author fifty percent (50%) of the proceeds.

VI. REMAINDERS                     A. If, in the opinion of the Publisher, the
- OVERSTOCK                 Work shall become unsalable in the ordinary channels
                            of the trade the Publisher may at its option sell part or all of the remaining copies as "remainders" after first informing the Author of its intention to do so.

                                   B. The Author shall receive a royalty of ten
                            percent of the amount of the Publisher's sale price secured over the cost of production for all copies of overstock which the Publisher deems it expedient to sell at "remainder" prices, i.e., at less than half of the catalog retail price, except when these are sold at or below cost, in which case no royalty shall be paid.

VII. SUBSIDIARY                    A. The further and additional rights referred
RIGHTS to in this agreement are hereby defined to include the rights enumerated below, and are to be shared by the Author and the Publisher in the percentage indicated, less only such direct expenses, including agent's commissions, as shall be incurred by the Publisher in disposing of such rights:

                                                                                         To Author     To Publisher
                            1.  Abridgment, condensation, or digest.........................50%             50%
                            2.  Anthology or quotation......................................50%             50%
                            3.  Book clubs or similar organizations.........................50%             50%
                            4.  Reprint.....................................................50%             50%
                            5.  Special editions............................................50%             50%
                            6.  Second serial and syndication (including reproduction in
                                compilations, magazines, newspapers, or books)..............50%             50%

                                   B. All revenue derived from the sale of
                            rights not specifically enumerated, whether now in existence or hereinafter coming into existence, shall be shared equally by the Author and the Publisher.

                                   C. All such rights shall be disposed of by
                            the sale, lease, license, or otherwise by the Publisher who for that purpose is constituted the attorney-in-fact of the Author. The Author agrees to sign, make, execute, deliver and acknowledge all such papers, documents and agreements as may be necessary to effectuate the grants hereinabove contemplated. In the event that the Author shall fail to do so, they may be signed, executed, delivered and acknowledged by the Publisher as the attorney-in-fact of the Author with the same full force and effect as if signed by the Author. All sums due under this Agreement shall be paid to the Author's agent Money Chef, Inc. or other designated agent. whose receipt shall be a full and valid discharge of the Publisher's obligations and who shall act with the authority of the Author in all matters arising out of this agreement.

IX. PUBLICATION                    The Publisher, in consideration of the rights
DATE granted, agrees to publish the work at its own expense, in such style or styles as the Publisher deems most advisable, not later than 3 months after the Publisher's acceptance of the final revised manuscript (except on account of late delivery of manuscript by the Author, strikes, fires, other contingencies beyond the control of the Publisher or its suppliers, or advisability of postponement because of prospective advantageous trade conditions, in which event publication shall be postponed.)

XI. AUTHOR'S                       A. The Author represents and warrants to the
WARRANTY Publisher: (a) that the work is original; (b) that he is the sole author and proprietor thereof, and has full power to enter into this agreement; c) that the work has not heretofore been published in whole or part in volume form and that he has not entered into or become subject to any contract, agreement or understanding with respect thereto other than this agreement; (d) that if published it will not infringe upon any proprietary right at common law, or any statutory copyright, or any other right whatsoever; and (e) that it is innocent and contains no matter whatsoever that is obscene, libelous, in violation of any right of privacy or otherwise in contravention of law. The Author shall indemnify and hold harmless the Publisher against any damage or judgment, including court costs and attorneys' fees, which may be sustained or recovered against the Publisher by reason of the publication or sale of the Work, arising from anything contained therein. Author


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                            shall also reimburse the Publisher for all expenses
                            including court costs, attorneys' fees and amounts paid in settlement, sustained by the Publisher in resisting any claim, demand, suit, action or proceeding asserted or instituted against the Publisher based upon the publication sale of the Work by reason of anything contained therein.

    PLAINTIFF ACTION               B. The Author hereby grants to the Publisher
    COPYRIGHT               the right, if copyright is in the Author's name, to
    ASSIGNMENT              bring in the name of the Author as plaintiff or
                            complainant, any action or proceeding for the enjoining of an infringement of the copyright in the said Work and for any damages resulting therefrom, and the net amount recovered after deducting all expenses of suit shall be divided equally between the Author and Publisher. The copyright shall be assigned by either party to the other on demand, when necessary for bringing, defending or maintaining a copyright action under this agreement, after the termination of which action the copyright shall on demand be reassigned.

    COMPETING                      C. The Author will not, without the written
    WORKS consent of the Publisher, write, print, publish or produce, or cause to be written, printed, published or produced, during the continuance of this contract, any other edition of said Work or any work in any form of a similar character or title tending to interfere with or injure the sale of the Work in any manner.

    AUTHOR'S                       D. The Author agrees, in the event that the
    PERMISSION              Author plans to incorporate in the Work any writings
                            or composition previously published elsewhere, to obtain and deliver to the Publisher proper and complete written permission and authorization to reprint same from the owner of the copyright covering same.

XII.                               In case the Publisher fails to keep said Work
WITHDRAWAL                  in print and for sale and after written demand from
OF WORK                     the Author, declines or neglects to reprint the work
                            within six months and to offer it for sale, or in the event that, after one year from the date of the first publication, the Work in the opinion of the Publisher is no longer merchantable or profitable, and it gives one month's notice to the Author of its desire and intention to discontinue publication, this contract shall terminate and all rights preserved, with any plates of illustrations furnished by the Author and any remaining copies and sheets shall be transferred to the Author, provided that Author shall pay the manufacturing costs
                            (including composition) of such plates and the manufacturing cost of such remaining copies or sheets, in default of which payments the Publisher shall have the rights to destroy any plates and to sell remaining copies or sheets at cost of less, without payment of royalty to the Author upon such copies or sheets. In case of the termination of the contract, if the copyright is in the name of the Publisher it shall assign said copyright to the Author.

                                   The Work shall not be considered to be out of
                            print if it is on public sale in any printed edition, in the United States, or if there shall be in existence a contract for cheap edition publication which provides for publication within six (6) months after the work is out of print in the regular edition.

XIII. BANKRUPTCY                   A. If a petition in bankruptcy (as
                            distinguished from reorganization or arrangement) shall be filed by the Publisher, or shall be filed against the Publisher and finally sustained, the Author shall have right to buy back, at his option, to be exercised in thirty days, the rights of publication at their fair market value, to be determined by agreement, together with any plates or remaining copies of sheets, at their fair market value, this also to be determined by agreement, and thereupon this contract shall terminate. However, no reversion of rights under this clause shall take place until after the Author has repaid to the Publisher any indebtedness incurred by him and still outstanding under this agreement. If this agreement contains a clause of option on future books by the Author, such clause shall become null and void in event of the Publisher's bankruptcy or receivership.

AUTHOR'S                           B. The Author, upon his written request,
EXAMINATION                 shall have the right to examine or cause to be
                            examined through certified public accountants the books of account of the Publisher insofar as such books of account shall relate to the Work. If such examination shall reveal errors of accounting (other than those arising from an interpretation of this agreement) amounting to a sum in excess of ten percent of the total royalties earned in the period under examination to the Author's disadvantage, the costs of such examination shall be borne by the Publisher, otherwise such costs shall be borne by the Author.

XIV. SEMI-                        The Publisher agrees to render semi-annual
                            statements of account to March 31st and


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ANNUAL                      September 30th of each year, on the succeeding July
STATEMENTS PAYMENTS         1st and January 1st and to make settlements in cash
                            or about said last mentioned dates. In making accountings, the Publisher shall have the right to allow for a reasonable reserve against returns and nonpayment of invoices for copies billed out by the Publisher.

XV. AUTHOR'S                       The Publisher agrees to present to the Author
COPIES 100 (one hundred) free copies of said Work upon publication, and to permit the Author to purchase from it further copies for its own personal use, at a discount of forty percent off list price. Author shall be billed directly for these copies, and shall make payment therefor within 30 days of invoice date. No consignment sales shall be made to Author. Author shall not receive royalties on sales made to him.

XVI. RECOVERABLE                  All payments made by Publisher to the Author,
PAYMENTS whether under this agreement or not, shall be chargeable against and recoverable from any or all monies accruing to the Author under this contract and for all other contracts between the parties or their assigns.

XVIII. TAX                         It is mutually agreed that State, Federal,
WITHHOLDING                 and Foreign taxes on the Author's earnings, when
                            paid by the Publisher, are proper charges against the Author's earnings due under this agreement, and may be withheld by the Publisher.

XVIII.                             This agreement shall be binding upon and
ASSIGNMENT                  shall ensure to the benefit of the parties hereto,
                            their successors, assigns, executors, administrators and/or personal representatives and may be assigned by either party hereto, except that no assignment by the Author shall be valid against the Publisher unless the Publisher has received written notice therefrom from the Author and has consented to the same in writing.

XIX.                               Any controversy or claim arising out of this
ARBITRATION                 agreement or the breach thereof shall be settled by
                            arbitration in accordance with rules then obtaining of the American Arbitration Association, and judgment upon the award may be entered in the highest court of the form, State or Federal, having jurisdiction. Such arbitration shall be held in the City of Seattle, Washington, unless otherwise agreed by the parties. The Author may at his option, in case of failure to pay royalties, refuse to arbitrate, and pursue his legal remedies.

XX.                                Any written notice required under any of the
NOTICES provisions of this agreement shall be deemed to have been properly served by delivery in person or by mailing the same to the parties hereto at the addresses set forth above, except as the addresses may be changed by notice in writing; provided, however, that notices of termination shall be sent by registered mail.

XXI.                               A waiver of any breach of this agreement or
WAIVER of any of the terms or conditions by either party thereto shall not be deemed a waiver of any repetition of such breach or in any wise affect any other terms or conditions hereof; no waiver shall be valid or binding unless it shall be in writing, and signed by the parties.

XXII. DELIVERY OF                 This agreement shall not be binding on either
CONTRACT the Publisher or the Author unless it is signed by both parties and delivered to the Publisher within a period of two months from the date of the agreement.

The changes, alterations and interlineations made in Articles VII, X, XVI of this contract and the additional Articles numbered NONE made and added before execution hereof.


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         IN WITNESS WHEREOF, the parties hereto have hereunto affixed their respective hands and seals the day and year first above written.

LIGHTHOUSE PUBLISHING GROUP, INC.


/s/  JERALD MILLER                      /s/ WADE B. COOK
-------------------------------         --------------------------------
By:  Jerald Miller                      Wade B. Cook, Author



           6/26/97                                  6/26/97
-------------------------------         --------------------------------
Date:                                   Date:


/s/ JODI COVAL                          /s/ ROBIN ANDERSON
-------------------------------         --------------------------------
Witness Jodi Coval                      Witness
Name:                                   Name:


           6/26/97                                  6/26/97
-------------------------------         --------------------------------
Date:                                   Date:


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